As filed with the United States Securities and Exchange Commission on October 25, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABLYNX NV

(Exact name of registrant as specified in its charter)

Belgium	2836	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Technologiepark 21

9052 Ghent/Zwijnaarde, Belgium

+32 9 262 00 00

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Depositary Management Corporation

570 Lexington Avenue, 44th Floor

New York, New York 10022

(212) 319-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom John M. Mutkoski Seo Salimi Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Lars Van Bever Robin Van Gysel Eubelius CVBA Louizalaan 99 Avenue Louise B-1050 Brussels +32 2 543 31 00	Richard Truesdell Jr. Marcel Fausten Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Arnaud Coibion Filip Lecoutre Linklaters LLP Rue Brederode 13 1000 Brussels +32 2 501 95 95

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-220763

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of Registration Fee
Ordinary Shares, no nominal value (4)	$28,778,750	$3,582.95

(1)	American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-198467). Each ADS represents one ordinary share.
(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1, as amended (File No. 333-220763), is hereby registered.
(3)	Includes additional ordinary shares to be delivered in the form of ADSs that the underwriters have the option to purchase.
(4)	Based on initial public offering price of €14.86 per share in the offering which is equivalent to a price of $17.50 assuming an exchange rate of $1.1775.

This registration statement shall become effective upon filing in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form F-1 (File No. 333-220763) filed by Ablynx NV with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on October 24, 2017, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ghent, Belgium, on October 25, 2017.

ABLYNX NV

By:	/s/ EDWIN MOSES
Name:	Edwin Moses
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ EDWIN MOSES Edwin Moses	Chief Executive Officer (Principal Executive Officer)	October 25, 2017

* Woconsult BVBA, permanently represented by Wim Ottevaere	Chief Financial Officer (Principal Financial and Accounting Officer)	October 25, 2017

* Peter Fellner, Ph.D.	Chairman of the Board	October 25, 2017

* Remi Vermeiren	Director	October 25, 2017

* Catherine Moukheibir	Director	October 25, 2017

* Greig Biotechnology Global Consulting, Inc., permanently represented by Russell Greig, Ph.D.	Director	October 25, 2017

* William J. Jenkins, B.Chir.	Director	October 25, 2017

* Orfacare Consulting GmbH, permanently represented by Bo Jesper Hansen, Ph.D.	Director	October 25, 2017

Signature	Title

* Feadon NV, permanently represented by Lutgart Van den Berge, Ph.D.	Director	October 25, 2017

* Hilde Windels BVBA, permanently represented by Hilde Windels	Director	October 25, 2017

By:	/s/ George Boychuk	Authorized Representative in the United States	October 25, 2017
Name:	George Boychuk, on behalf of Depositary Management Corporation
Title:	Managing Director

*By:	/s/ EDWIN MOSES	Attorney-in-fact	October 25, 2017
Name:	Edwin Moses

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Eubelius

23.1	Consent of Deloitte Bedrijfsrevisoren

23.2	Consent of Eubelius (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-220763), originally filed with the Securities and Exchange Commission on October 2, 2017 and incorporated by reference herein.